JACKSON FINANCIAL INC.
RESTRICTED SECURITIES/AFFILIATES LIST
Effective April 1, 2026[1]

RESTRICTED SECURITIES

COMPANY
Jackson Financial Inc.
TPG, Inc.
Jackson National Life Global Funding
Jackson National Asset Management LLC
Jackson National Life Insurance Company
Grand River Funding Trust I
Grand River Funding Trust II

MINORITY INTEREST HOLDERS [2]

INDIVIDUAL / COMPANY	COUNTRY OF ORGANIZATION	CONTROL/OWNERSHIP
BlackRock, Inc.	United States (Delaware)	9.8% Minority Interest held in Jackson Financial Inc. [3]
BlackRock Life Limited	United Kingdom	<5% Minority Interest held in Jackson Financial Inc. [3]
Aperio Group, LLC	California	<5% Minority Interest held in Jackson Financial Inc. [3]
BlackRock Advisors, LLC	United States (Delaware)	<5% Minority Interest held in Jackson Financial Inc. [3]
BlackRock (Netherlands) B.V.	Netherlands	<5% Minority Interest held in Jackson Financial Inc. [3]
BlackRock Institutional Trust Company, National Association	United States (California)	<5% Minority Interest held in Jackson Financial Inc. [3]
BlackRock Asset Management Ireland Limited	Ireland	<5% Minority Interest held in Jackson Financial Inc. [3]
BlackRock Financial Management, Inc.	United States (Delaware)	<5% Minority Interest held in Jackson Financial Inc. [3]
BlackRock Asset Management Schweiz AG	Switzerland	<5% Minority Interest held in Jackson Financial Inc. [3]
BlackRock Investment Management, LLC	United States (Delaware)	<5% Minority Interest held in Jackson Financial Inc. [3]
BlackRock Investment Management (UK) Limited	United Kingdom	<5% Minority Interest held in Jackson Financial Inc. [3]
BlackRock Asset Management Canada Limited	Canada	<5% Minority Interest held in Jackson Financial Inc. [3]
BlackRock (Luxembourg) S.A.	Luxembourg	<5% Minority Interest held in Jackson Financial Inc. [3]
BlackRock Investment Management (Australia) Limited	Australia	<5% Minority Interest held in Jackson Financial Inc. [3]
BlackRock Fund Advisors	United States (California)	<5% or more Minority Interest held in Jackson Financial Inc. [3]
BlackRock Fund Managers Ltd	United Kingdom	<5% Minority Interest held in Jackson Financial Inc. [3]
James G. Coulter	n/a	6.7% Minority Interest held in Jackson Financial Inc. [4]

- 1 -

AS OF APRIL 1, 2026
UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY

Jon Winkelried	n/a	6.7% Minority Interest held in Jackson Financial Inc. [4]
TPG GP A, LLC	United States (Delaware)	6.7% Minority Interest held in Jackson Financial Inc. [4]
Dimensional Fund Advisors LP	United States (Delaware)	5.3% Minority Interest held in Jackson Financial Inc. [5]

1. **Information as of April 1, 2026, except where otherwise indicated, based on information contained in public filings on EDGAR. To the extent entities have not amended their beneficial ownership filings on EDGAR, actual percentages may differ.**

2. In a Schedule 13G/A filed with the SEC on February 13, 2024 (based on ownership as of December 29, 2023), The Vanguard Group ("Vanguard") reported aggregate beneficial ownership of 10,657,989 shares of common stock, which would constitute approximately 15.1% of all shares of common stock of Jackson Financial Inc. outstanding as of March 24, 2026. However, in a Schedule 13G/A filed with the SEC on March 27, 2026, Vanguard reported that it beneficially owns 0 shares as of March 13, 2026, following an internal reorganization pursuant to which Vanguard's beneficial ownership has been disaggregated. In its Schedule 13G/A, Vanguard noted that (i) certain subsidiaries or business divisions of subsidiaries of Vanguard that formerly had, or were deemed to have, beneficial ownership with Vanguard will report beneficial ownership separately (on a disaggregated basis) from Vanguard, and (ii) Vanguard no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions. Accordingly, Vanguard is not included among the minority interest holders presented herein.

3. Percentage held as of March 7, 2024, as reported on SC 13G/A (Amendment No. 2) filed by BlackRock, Inc. on EDGAR, subject to change. For a more detailed description, please see Jackson Financial Inc.'s Proxy Statement filed on EDGAR on April 7, 2026.

4. Percentage held as of February 13, 2026, as reported on SC 13G filed jointly by TPG GP A, LLC, James G. Coulter, and Jon Winkelried on EDGAR, subject to change. For a more detailed description, please see Jackson Financial Inc.'s Proxy Statement filed on EDGAR on April 7, 2026.

5. Percentage held as of February 9, 2024, as reported on SC 13G filed by Dimensional Fund Advisors LP on EDGAR, subject to change. For a more detailed description, please see Jackson Financial Inc.'s Proxy Statement filed on EDGAR on April 7, 2026.

AFFILIATES

COMPANY	STATE / COUNTRY OF ORGANIZATION	CONTROL/OWNERSHIP [6] PUBLICLY TRADED INDICATED IN RED BROKER/DEALER INDICATED IN GREEN
Allied Life Brokerage Agency, Inc.	Iowa	100% Jackson National Life Insurance Company
Brier Capital LLC	Michigan	100% Brooke Life Insurance Company
Brooke Life Insurance Company	Michigan	100% Jackson Holdings LLC
Brooke Life Reinsurance Company	Michigan	100% Brooke Life Insurance Company
Grand River Funding Trust I [7]	Delaware	100% Jackson Financial Inc.
Grand River Funding Trust II [7]	Delaware	100% Jackson Financial Inc.
Hermitage Management, LLC	Michigan	100% Jackson National Life Insurance Company
Hickory Brooke Reinsurance Company	Michigan	100% Brooke Life Reinsurance Company
Jackson Brooke LLC	Delaware	100% Brooke Life Insurance Company
Jackson Finance LLC	Michigan	100% Jackson Financial Inc.
Jackson Holdings LLC	Delaware	100% Jackson Financial Inc.
Jackson National Asset Management LLC	Michigan	100% Jackson National Life Insurance Company

- 2 -

AS OF APRIL 1, 2026
UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY

Jackson National Life Distributors LLC	Delaware	Broker/Dealer / *Identifiers:* CRD#: 40178; SEC#: 8-48984 100% Jackson National Life Insurance Company
Jackson National Life Insurance Agency, LLC	Illinois	100% Jackson National Life Distributors LLC
Jackson National Life Insurance Company	Michigan	100% Brooke Life Insurance Company
Jackson National Life Insurance Company of New York	New York	100% Jackson National Life Insurance Company
Mission Plans of America, Inc.	Texas	100% Jackson National Life Insurance Company
National Planning Holdings LLC	Delaware	100% Jackson National Life Insurance Company
PGDS (US One) LLC	Delaware	100% Jackson National Life Insurance Company
PPM America Capital Partners III, LLC	Delaware	60.50% PPM America, Inc.
PPM America Capital Partners IV, LLC	Delaware	34.50% PPM America, Inc.
PPM America Capital Partners V, LLC	Delaware	34% PPM America, Inc.
PPM America Capital Partners VI, LLC	Delaware	32% PPM America, Inc.
PPM America Capital Partners VII, LLC	Delaware	15.18% PPM America, Inc.
PPM America Capital Partners VIII, LLC	Delaware	50.01% PPM America, Inc.
PPM America Capital Partners IX, LLC	Delaware	68.21% PPM America, Inc.
PPM Pomona Capital Partners, LLC	Delaware	45% PPM America, Inc.
PPM OV Capital Partners, LLC	Delaware	10% PPM America, Inc.
PPM Strategic Opportunities Capital Partners I, LLC	Delaware	93.91% PPM America, Inc.
PPM America, Inc.	Delaware	100% PPM Holdings, Inc.
PPM Holdings, Inc.	Delaware	100% Jackson Holdings LLC
PPM Loan Management Company 2, LLC	Delaware	Management and Originator Series: 100% PPM America, Inc. Any Retention Series: 100% Jackson National Life Insurance Company or 100% Jackson Financial Inc.
REALIC of Jacksonville Plans, Inc.	Texas	100% Jackson National Life Insurance Company
ROP, Inc.	Delaware	100% Jackson National Life Insurance Company
Squire Reassurance Company II, Inc.	Michigan	100% Jackson National Life Insurance Company
VFL International Life Company SPC, Ltd.	Cayman Islands	100% Jackson National Life Insurance Company

6. Based on most recently available information.
7. Statutory trusts established to issue pre-capitalized trust securities.

- 3 -

AS OF APRIL 1, 2026
UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY

- 4 - AS OF APRIL 1, 2026 UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY PPM’S INVESTMENT PRODUCTS AND RELATED ENTITIES WHERE ULTIMATE JFI OWNERSHIP IS GREATER THAN 5% 8 STATE / COUNTRY OF ORGANIZATION AA Euro Investment Fund (Lux) SCSP Luxembourg AA GP Solutions Fund, L.P. Delaware AA MMF 1 Holdco LP Delaware AA Tundra Investor, L.P. Delaware AA WH Holdco, L.P. Delaware AG Essential Housing Fund II, L.P. Delaware AOP Finance Partners, L.P. Delaware B2B Solutions, LLC Delaware Carlyle Infrastructure Credit Fund Note Issuer, L.P. Delaware Centre Capital Non-Qualified Investors V AIV-ELS, L.P. Delaware Centre Capital Non-Qualified Investors V, L.P. Delaware CEP IV-A CWV AIV Limited Partnership Canada CEP IV-A Davenport AIV LP Canada CEP IV-A NMR AIV Limited Partnership Canada CEP V-A CS AIV Limited Partnership Canada CEP V-A DR AIV Limited Partnership Canada CEP V-A WBLI AIV Limited Partnership Canada CEP VI-A AEP AIV Limited Partnership Canada CEP VI-A BTD AIV Limited Partnership Canada CEP VI-A MLPT AIV Limited Partnership Canada CEP VI-A Nextech AIV Limited Partnership Canada CEP VI-A NH Gaming AIV Limited Partnership Canada CEP VI-A RO AIV Limited Partnership Canada CEP VI-A SW AIV LP Canada CEP VI-A WY Gaming AIV Limited Partnership Canada Chartwell Investments II, LP Delaware CIABB Holdings LLC Delaware Family Bakery Holdings, LLC Delaware FH VH Co-Invest Aggregator, L.P. Delaware

- 5 - AS OF APRIL 1, 2026 UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY Frazier Healthcare Athena Feeder Fund, L.P. Delaware Haveli VC Gaming Fund I, LP Delaware Island NYC Recovery Fund I L.P. Delaware Leeds Learnosity Co-Invest, L.P. Delaware LGP Sage PC Coinvest LP Delaware LM Boulevard Co-Invest LP Delaware LM Carpenter Co-Invest I LP Delaware Lovell Minnick Equity Partners III LP Delaware Lovell Minnick Equity Partners Tailwind Co-Invest I LP Delaware MDP Arevi Co-Investors (Rome), L.P. Delaware Motive Capital Fund II-A (AIV 1), LP Delaware Motive Capital Fund II-A, LP Delaware NewSpring Growth Capital III, L.P. Delaware NNN AGP Opportunities Fund, L.P. Delaware NNN AGP Opportunities Fund II, L.P. Delaware NNN AGP Opportunities Fund III, L.P. Delaware NOVA Infrastructure Fund I L.P. Delaware NOVA Infrastructure Holdings LP Delaware Novacap FS Revau CV, L.P. Canada NSG III S2S (Unblocked), L.P. Delaware NSG V Unblocked AIV, L.P. Delaware Old Hickory Fund I, LLC Delaware PP Napa Holdings, LLC Delaware PPM America Private Equity Fund VIII-A LP Delaware PPM America Private Equity Aggregator Fund IX LP Delaware PPM America Private Equity Fund IX LP Delaware PPM Strategic Opportunities Fund I LP Delaware PPM Strategic Opportunities Aggregator Fund I LP Delaware PPM CLO 2018-1 Ltd. Cayman Islands PPM CLO 2018-1, LLC Delaware PPM CLO 2 Ltd. Cayman Islands

- 6 - AS OF APRIL 1, 2026 UPDATED BY: JACKSON LEGAL, OFFICE OF THE CORPORATE SECRETARY PPM CLO 2, LLC Delaware PPM CLO 3 Ltd. Cayman Islands PPM CLO 3, LLC Delaware PPM CLO 4 Ltd. Cayman Islands PPM CLO 4, LLC Delaware PPM CLO 5 Ltd. Cayman Islands PPM CLO 5, LLC Delaware PPM CLO 6-R Ltd. Jersey PPM CLO 6, LLC Delaware PPM CLO 7, LLC Delaware PPM CLO 7 Ltd. Jersey PPM CLO 8, LLC Delaware PPM CLO 8 Ltd. Cayman Islands Pretium Olympus JV, L.P. Delaware PT Co-Investor Holdings, L.P. Delaware Seidler Equity Partners IV, L.P. Delaware SEP VII RB Holdings, L.P. Delaware SFR Delos Partners, L.P. Delaware TCP Analytical Holdings II, LLC Delaware TPG GP Solutions Inbox CI, LP Delaware 8. Based on most recently available information. OPEN-END MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, in accord with the provisions of the 1940 Act JNL Investors Series Trust JNL Series Trust CLOSED-END MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, in accord with the provisions of the 1940 Act Jackson Credit Opportunities Fund Jackson Real Assets Fund